As filed with the Securities and Exchange Commission on February 2, 2006.
Registration No. 333-105077

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAPITAL AUTO RECEIVABLES, INC.
(Depositor)
(Exact name of Registrant as Specified in its Charter)

Delaware	6189	38-3082892
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Jerome B. Van Orman, Jr.
Corporation Trust Center	Capital Auto Receivables, Inc.
1209 Orange Street	200 Renaissance Center
Wilmington, Delaware 19801	Detroit, Michigan 48265
(302-658-7851)	(313-665-6266)
(Address, including zip code, and telephone number, including	(Name, address, including zip code, and telephone number,
area code, of principal executive offices of Registrant)	including area code, of agent for service)

With A Copy To:

Kenneth P. Morrison, P.C.	Elizabeth A. Raymond
Kirkland & Ellis LLP	Mayer, Brown, Rowe & Maw LLP
200 East Randolph Drive Chicago, Illinois 60601	71 South Wacker Drive Chicago, Illinois 60606

     Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined in light of market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-105077
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
     Post-Effective Amendment No. 1 was filed for the purpose of including the additional disclosure and the additional undertakings required by Regulation AB (17 CFR 229.1105).
     Post-Effective Amendment No. 2 is being filed to include a Power of Attorney with regards to a new signatory to this Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities, other than underwriting discounts and commissions, described in this Registration Statement:

Securities and Exchange Commission registration fee	$2,022,500	(1)
Printing and engraving costs	$150,000
Legal fees	$1,400,000
Blue Sky Filing and Counsel Fees	$50,000
Trustee fees and expenses	$80,000
Accountant’s fees	$500,000
Rating Agencies’ fees	$2,250,000
Miscellaneous expenses	$70,000
Total	$6,522,500

(1)	$80.90 was paid in connection with the original filing.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     The following is a summary of the statutes, corporate governance documents and agreements under which the Registrant’s directors and officers are insured or indemnified against liability in their capacities as such.
     Capital Auto Receivables, Inc. is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.
     Capital Auto Receivables Inc.’s By-laws provide, in effect, that, subject to certain limited exceptions, such corporation shall indemnify and advance expenses to its directors and officers in the manner and to the full extent permitted by applicable law against any and all amounts reasonably incurred by reason of the fact that such person is or was a director or officer of such corporation. General Motors Acceptance Corporation has agreed to satisfy such indemnification obligations of Capital Auto Receivables Inc. if and to the extent that Capital Auto Receivables Inc. fails to do so. Certain controlling persons of the Registrant may also be entitled to indemnification from General Motors Acceptance Corporation, the direct parent of the Registrant. Under Section 145, General Motors Acceptance Corporation may or shall, subject to various exceptions and limitations, indemnify its directors or officers and may purchase and maintain insurance as follows:
(A)	The Certificate of Incorporation, as amended, of General Motors Acceptance Corporation provides that no director shall be personally liable to General Motors Acceptance Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to General Motors Acceptance Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

(B)	Under Article VI of its By-Laws, General Motors Acceptance Corporation shall indemnify and advance expenses to every director and officer (and to such person’s heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (a “proceeding”), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of General Motors Acceptance Corporation, or is or was serving at the request of General Motors Acceptance Corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. General Motors Acceptance Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of General Motors Acceptance Corporation. General Motors Acceptance Corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition (“advancement of expenses”); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay full amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article VI of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article VI of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by General Motors Acceptance Corporation, the claimant may file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article VI of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors of General Motors Acceptance Corporation or otherwise. The obligation, if any, of General Motors Acceptance Corporation to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.
     As a subsidiary of General Motors Corporation, General Motors Acceptance Corporation is insured against liabilities which it may incur by reason of the foregoing provisions of the Delaware General Corporation Law and directors and officers of General Motors Acceptance Corporation are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said General Corporation Law.
     Pursuant to resolutions adopted by the Board of Directors of General Motors Corporation, General Motors Corporation, to the fullest extent permissible under law, will indemnify, and has purchased insurance on behalf of, directors or officers of the Company, or any of them, who incur or are threatened with personal liability, including expenses, under Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
     A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.
ITEM 17. UNDERTAKINGS.
(a) As to Rule 415:
The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 as amended (the “Securities Act”);
(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.
     Provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b)) that is part of this registration statement.
     Provided, further, however, that clauses (i) and (ii) above will not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser,
     (i) If the registrant is relying on Rule 430B (§ 230.430B):

     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3)) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) ((§ 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supercede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii) If the registrant is subject to Rule 430C (§ 230.430C), each prospectus filed pursuant to Rule 424(b) as part of this registration statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430(a)), shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424);
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) As to documents subsequently filed that are incorporated by reference:
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) As to the equity offerings of nonreporting registrants
     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(d) As to indemnification:
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(e) As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:
     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.
(f) As to Rule 430A:
     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(g) As to Regulation AB:
The undersigned registrant hereby undertakes:
     (1) That, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (2) That, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.
     (3) To provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Post-Effective Amendment Number 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 2nd day of February 2006.

CAPITAL AUTO RECEIVABLES, INC.

/s/ SANJIV KHATTRI
Sanjiv Khattri
Chairman of the Board
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment Number 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*/s/ SANJIV KHATTRI	Chairman of the Board and Director
Sanjiv Khattri

*/s/ WILLIAM F. MUIR	President
William F. Muir

*/s/ ERIC A. FELDSTEIN	Director
Eric A. Feldstein

*/s/ PAUL D. BULL	Vice President and Director
Paul D. Bull

*/s/ BARBARA J. STOKEL	Vice President and Director
Barbara J. Stokel

*/s/ JEROME B. VAN ORMAN, JR.	Vice President and Director
Jerome B. Van Orman, Jr.	(Principal Financial Officer)

*/s/ CYNTHIA A. RANZILLA	Vice President and Director
Cynthia A. Ranzilla

*/s/ GUNTER DUFEY	Director
Gunter Dufey

*/s/ RICHARD E. DAMMAN	Director
Richard E. Damman

*/s/ WILLIAM J. McGRANE III	Controller
William J. McGrane III	(Principal Accounting Officer)

*The undersigned, by signing his name hereto, does hereby sign this Post-Effective Amendment No. 2 to Registration Statement on behalf of the above-indicated officer or director of the Registrant pursuant to the Power of Attorney signed by such officer or director.

By: /s/ RICHARD V. KENT
Name: Richard V. Kent
Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Index	Description
1.1	Form of Underwriting Agreement for the Grantor Trust Certificates (incorporated by reference to Registrant from Registration Statement File No. 333-06039, dated June 14, 1996).

1.2	Form of Underwriting Agreement for the Owner Trust Notes and Certificates (incorporated by reference to Registrant from Registration Statement File No. 333-06039, dated June 14, 1996).

3.1	Articles of Incorporation (incorporated by reference to Registrant from Registration Statement File No. 33-49169, dated November 15, 1993) and Amended and Restated By-laws of Capital Auto Receivables, Inc. (incorporated by reference to Registrant from Registration Statement File No. 333-06039, dated June 14, 1996).

4.1	Form of Indenture between the Trust and the Indenture Trustee.*

4.2	Form of Owner Trust Pooling and Servicing Agreement between GMAC and the Seller (Version 1) (incorporated by reference to Registrant from Registration Statement File No. 333-06039, dated June 14, 1996).

4.3	GMAC Grantor Trusts Standard Terms and Conditions of Agreement Effective June 1, 1996 (incorporated by reference to Registrant from Registration Statement File No. 333-06039, dated June 14, 1996).

4.4	Form of Grantor Trust Pooling and Servicing Agreement between GMAC and the Seller (Version 2) (incorporated by reference to Registrant from Registration Statement File No. 333-06039, dated June 14, 1996).

4.5	Form of Trust Agreement between the Seller and the Owner Trustee (incorporated by reference to Registrant from Registration Statement File No. 333-105077, dated May 16, 2003).

5.1	Opinion of Kirkland & Ellis LLP with respect to legality of Owner Trust Notes and Certificates.*

8.1	Opinion of Kirkland & Ellis LLP with respect to tax matters of Owner Trust Notes and Certificates.*

10.1	Form of Purchase Agreement between GMAC and the Seller (incorporated by reference to Registrant from Registration Statement File No. 333-06039, dated June 14, 1996).

Exhibit
Index	Description
23.1	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1) (incorporated by reference to Registrant from Registration Statement File No. 333-105077, dated May 16, 2003).*

24.1	Powers of Attorney.*,**

25.1	Statement of Eligibility of the Trustee for the Owner Trustee Notes and Certificates.***

99.1	Form of Trust Sale and Servicing Agreement among the Trust, the Seller and the Servicer.*

99.2	Form of Custodian Agreement (incorporated by reference to Registrant from Registration Statement File No. 33-49307, dated January 23, 1993).

99.3	Form of Administration Agreement among the Servicer, the Owner Trustee and the Indenture Trustee (incorporated by reference to Registrant from Registration Statement File No. 33-49307, dated January 23, 1993).

*	Previously filed.

**	Filed herewith.

***	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.